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                                      EXHIBIT 23
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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement Nos.
33-36658, 33-38489, 33-36657, 33-17558, 33-54143 and 333-19641 on Forms S-8 of
Ogden Corporation of our reports dated February 27, 1998 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 121), appearing or incorporated by reference in this Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1997.



Deloitte & Touche LLP
New York, New York
March  25, 1998